Exhibit 99.1

PROS HOLDINGS, INC. REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•
Record non-GAAP revenue of $42.9 million, exceeding the high end of guidance, an increase of 28% over the first quarter of 2013, and GAAP revenue of $40.9 million, an increase of 22% over the first quarter of 2013.

•	Non-GAAP operating income for the first quarter was $0.8 million and GAAP operating loss of $8.5 million for the first quarter.

•	Non-GAAP earnings per share for the first quarter was $0.01 and GAAP earnings per share was a loss of $0.29.

HOUSTON – May 8, 2014 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the first quarter ended March 31, 2014.

Total non-GAAP revenue for the first quarter of 2014 was $42.9 million and represented an increase of 28% over the first quarter of 2013.

CEO Andres Reiner stated, “Our strong performance this quarter resulted from our long-term diversified growth strategy. Our acquisitions are having a positive impact on our business and the market is responding to our differentiated value proposition. PROS is in a strong position today, and we will continue investing in strategic growth initiatives to capitalize on the sizeable and growing market opportunity.”

For the quarter ended March 31, 2014, GAAP operating loss was $8.5 million, compared with $0.7 million operating income in the first quarter of 2013. GAAP net loss for the first quarter was $8.5 million or $0.29 per share, compared with net income of $1.7 million, or $0.06 per share, in the first quarter of 2013.

For the quarter ended March 31, 2014, non-GAAP operating income was $0.8 million, compared with $4.1 million in the first quarter of 2013. Non-GAAP net income for the first quarter of 2014 was $0.3 million, or $0.01 per share, compared with $4.3 million, or $0.15 per share in the first quarter of 2013.

Recent Business Highlights

•	Closed the acquisition of Cameleon Software, SA in January 2014, and recorded the first full quarter of PROS results including the operations of SignalDemand, Inc. acquired in December 2013.

•	Continued to scale across a diverse range of industries with, among others, new customers such as a business unit within Cargill, Brasil Foods, Hub Group, Jet Airways, and Legrand.

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Experienced record attendance at PROS Outperform big data conferences in New York and Cannes, where guests heard success stories from PROS customers such as Arrow Electronics, Celanese Corporation, Ecolab, Inc., The Gates Corporation, Hewlett Packard Company, Johnson & Johnson Depuy, Merck Millipore, NewPage Corporation, and Pearson.

•	Won the prestigious CRM Watchlist Award in recognition of standout technology companies that have a meaningful, positive impact on their customers' business.

•	Achieved the latest level of product certifications from SAP for integration with SAP solutions, continuing to provide the most complete and seamless product integration experience for SAP customers.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our first quarter performance, exceeding the high end of guidance with non-GAAP revenue increasing 28% period over period. Our recent acquisitions of Cameleon and SignalDemand are progressing well, and our integration is on track. In summary, this was a good first quarter, and we believe we are positioned for a strong performance through 2014.”

The attached table provides a reconciliation of GAAP to non-GAAP revenue, gross profit, income from operations and net income as well as net income per share for the quarter ended March 31, 2014.

Financial Outlook

Based on information as of today, PROS anticipates the following:

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Total non-GAAP revenue for the second quarter of 2014 in the range of $45.0 million to $46.0 million. The Company is reiterating its full year revenue guidance with total non-GAAP revenue for the full year ending December 31, 2014 in the range of $190.0 million to $194.0 million.

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Non-GAAP operating income of $2.0 million to $3.0 million and non-GAAP income per share of $0.03 to $0.05 for the second quarter of 2014, which excludes estimated non-cash share-based compensation charges of approximately $6.1 million and estimated intangible amortization and integration-related expenses of approximately $1.7 million.  Non-GAAP operating margin for the full year 2014 expectations remain at approximately 10%.

•	Non-GAAP estimated tax rate of approximately 40% for the second quarter and full year 2014.

•	Estimated weighted average of 30.4 million diluted shares outstanding for the second quarter of 2014 and $30.6 million diluted shares outstanding for the full year 2014.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on May 8, 2014, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 318-8613 (domestic) or (617) 399-5132 (international). The pass code for the call is 64494709. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 14932548. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply over two decades of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has implemented more than 700 solutions in more than 55 countries. The PROS team comprises more than 900 people around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; the success of our acquisitions of Cameleon Software and SignalDemand; reseller and OEM network growth and reach; big data solutions to optimize sales, pricing, quoting, rebates and revenue management; solutions demand; business predictability, shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ sales, pricing, quoting, rebate and revenue management optimization software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the risk that we will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (g) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (h) the risk that PROS will not be able to maintain historical maintenance renewal rates, (i) personnel and other risks associated with growing a business generally, (j) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (k) the impact of currency fluctuations on PROS’ results of operations, (l) civil and political unrest in regions in which PROS operates and (m) the risk that reseller and other relationships do not increase sales of PROS’ solutions. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry. PROS has also provided in this release, certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to write down to fair values the software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand and Cameleon Software. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition does not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one year period, so our GAAP revenues for the one year period after the acquisition does not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, as well as the tax consequences associated with the stock-based compensation costs arising from our acquisitions of Signal Demand and Cameleon Software.  The non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

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Acquisition-Related Expenses: Acquisition related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition related expenses to provide investors a method to compare of our operating results to prior periods and to our peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

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Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand the performance of our business performance and allow investors to compare our operating results to peer companies.

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Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

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Tax Consequences: In addition, we exclude the tax consequences associated with stock-based compensation to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly based on the frequency of acquisitions and the tax rates applicable to stock-based compensation in certain jurisdictions.

Non-GAAP tax rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the excluded tax consequences of the excluded expense items.  These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which are needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact: PROS Investor Relations
Staci Strauss Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact: PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$47,040	$44,688
Accounts and unbilled receivables, net of allowance of $860 and $1,060, respectively	50,501	46,566
Prepaid and other current assets	7,842	6,157
Restricted cash - current	2,478	39,718
Total current assets	107,861	137,129
Restricted cash	100	100
Property and equipment, net	17,750	15,587
Intangibles	25,532	8,232
Goodwill	23,306	7,024
Deferred tax assets - noncurrent, net of valuation allowance	10,505	10,505
Other long term assets, net	1,401	1,251
Total assets	$186,455	$179,828
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$12,473	$7,839
Accrued liabilities	9,039	5,210
Accrued payroll and other employee benefits	11,391	9,679
Deferred revenue	47,278	42,274
Total current liabilities	80,181	65,002
Long-term deferred revenue	3,871	2,977
Other long-term liabilities	3,484	546
Total liabilities	87,536	68,525
PROS Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 33,351,258 and 32,606,228 shares issued, respectively; 28,933,673 and 28,188,643 shares outstanding, respectively	34	33
Additional paid-in capital	100,163	106,880
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings	9,873	18,328
Accumulated other comprehensive loss	(26)	—
Non-controlling interest	2,813	—
Total stockholders’ equity	98,919	111,303
Total liabilities and stockholders’ equity	$186,455	$179,828

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
Revenue:
License and implementation	$28,292	$22,592
Maintenance and support	12,621	11,034
Total revenue	40,913	33,626
Cost of revenue:
License and implementation	11,433	8,471
Maintenance and support	2,576	2,082
Total cost of revenue	14,009	10,553
Gross profit	26,904	23,073
Operating expenses:
Selling, marketing, general and administrative	22,455	14,288
Research and development	11,559	8,096
Acquisition-related	1,390	—
(Loss) income from operations	(8,500)	689
Other expense, net	(972)	(103)
(Loss) income before income tax provision	(9,472)	586
Income tax benefit	(560)	(1,148)
Net (loss) income	$(8,912)	$1,734

Net (loss) income attributable to non-controlling interest	(457)	—
Net (loss) income attributable to PROS Holdings, Inc.	(8,455)	1,734
Net (loss) income	(8,912)	1,734
Net (loss) earnings per share:
Basic	$(0.29)	$0.06
Diluted	$(0.29)	$0.06
Weighted average number of shares:
Basic	28,667,782	27,757,397
Diluted	28,667,782	29,365,342

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
Operating activities:
Net (loss) income	$(8,912)	$1,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,591	967
Share-based compensation	4,407	3,420
Tax (shortfall)/benefit from share-based compensation	—	(10)
Provision for doubtful accounts	(200)	(60)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	6,732	(3,877)
Prepaid expenses and other assets	(812)	(1,162)
Accounts payable and other liabilities	223	1,070
Accrued liabilities	(366)	980
Accrued payroll and other employee benefits	(760)	(4,549)
Deferred revenue	506	2,748
Net cash provided by operating activities	3,409	1,261
Investing activities:
Purchases of property and equipment	(1,656)	(948)
Acquisition of Cameleon Software, net of cash acquired	(22,048)	—
Capitalized internal-use software development costs	(730)	(796)
Decrease in restricted cash	37,240	—
Net cash provided by (used in) investing activities	12,806	(1,744)
Financing activities:
Exercise of stock options	944	1,409
Tax withholding related to net share settlement of restricted stock units	(12,063)	(2,022)
Increase in Parent's ownership in Cameleon Software	(2,693)	—
Net cash used in financing activities	(13,812)	(613)
Effect of foreign rates on cash	(51)	—
Net change in cash and cash equivalents	2,352	(1,096)
Cash and cash equivalents:
Beginning of period	44,688	83,558
End of period	$47,040	$82,462

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended March 31,		Quarter over Quarter
	2014	2013	% change
GAAP revenue	$40,913	$33,626	22%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	$1,966	$—
Non-GAAP revenue	$42,879	$33,626	28%

GAAP gross profit	$26,904	$23,073	17%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down	1,141	—
Acquisition-related expenses	121	—
Acquisition-related foreign taxes on equity grants	68	—
Intangible amortization	68	—
Share-based compensation	722	462
Non-GAAP gross profit	$29,024	$23,535	23%

Non-GAAP gross margin	67.7%	70.0%

GAAP (loss) income from operations	$(8,500)	$689	(1,334)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down	1,141	—
Acquisition-related expenses	1,390	—
Acquisition-related foreign taxes on equity grants	942
Intangible amortization	1,353	—
Accretion expense for acquisition-related contingent consideration	65	—
Share-based compensation	4,359	3,420
Total Non-GAAP adjustments	$9,250	$3,420
Non-GAAP income from operations	$750	$4,109	(82)%

Non-GAAP income from operations % of total revenue	1.7%	12.2%

GAAP net (loss) income	$(8,912)	$1,734	(614)%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting income (loss) from operations	9,250	3,420
Acquisition-related foreign currency loss	593	—
Tax impact related to non-GAAP adjustments	(708)	(833)
Non-GAAP net income	$223	$4,321	(95)%
Non-GAAP income attributable to non-controlling interest	(87)	—
Non-GAAP income attributable to PROS Holdings, Inc.	310	—

Non-GAAP diluted earnings per share attributable to PROS Holdings, Inc.	$0.01	$0.15

Shares used in computing non-GAAP earnings per share	30,605	29,365

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$722	$462
Selling, marketing, general and administrative	2,672	2,222
Research and development	965	736
Total share-based compensation expense	$4,359	$3,420